EXHIBIT 99.1

First Quarter 2003
Earnings Release and
Supplemental Financial Information

Archstone-Smith Trust
9200 E. Panorama Circle	Phone: (303) 708-5959
Suite 400	Fax: (303) 708-5999
Englewood, CO 80112	Email: investors@archstonesmith.com

Investor contact:	Jack R. Callison, Jr. Group Vice President

First Quarter 2003
Table of Contents

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado
(303) 708-5959

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described within this press release supplement. These financial measures, which include but are not limited to Funds From Operations and Funds From Operations with Gains/Losses, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Information included in this supplemental package is unaudited.

News Release

Contact:	Jack R. Callison, Jr. 800-982-9293 • 303-708-5959

Archstone-Smith Announces First Quarter 2003 Results

DENVER — May 1, 2003 — Archstone-Smith (NYSE:ASN) announced today that its net earnings per share (EPS) for the quarter ended March 31, 2003 was $0.43 per share, as compared with $0.29 per share for the same period in 2002. The company’s funds from operations (FFO) with gains/losses (3) was $0.63 per share in the first quarter, compared with $0.51 per share for the same period in 2002. In an effort to better reflect Archstone-Smith’s long-term commitment to an active capital recycling program — and producing attractive returns on invested capital — the company will begin reporting FFO with gains/losses in addition to EPS.

“Archstone-Smith has an excellent track record of creating significant value for our shareholders through a strategic approach to capital allocation,” said R. Scot Sellers, chairman and chief executive officer. “We believe that measuring gross gains and unleveraged internal rates of return (IRR) achieved on dispositions is essential for all real estate companies. Enhanced disclosure and focus in this area is important for investors to better understand each company’s core competencies. We believe that reporting FFO with gains/losses provides a much more accurate basis from which to measure our performance.” As illustrated in the chart below, from 1997 to 2002 Archstone-Smith produced $217.8 million of aggregate gross gains from dispositions, representing average gross gains of $36.3 million per year:

	Gross		FFO with
	Gains/Losses(1)	FFO Per Share(2)	Gains/Losses Per	Net Earnings
Year	(in millions)	(as reported)	Share(3)	Per Share

1997	$25.7	$1.57	$1.85	$0.65 (4)
1998	$45.3	$1.79	$2.15	$1.49
1999	$24.1	$1.96	$2.12	$1.46
2000	$27.8	$2.21	$2.41	$1.78
2001	$21.4	$2.10	$2.25	$1.79
2002	$73.5	$2.21	$2.54	$1.58

Please refer to footnotes on page 2.

The company’s FFO was $0.48 per share in the first quarter of 2003, compared with $0.52 per share during the first quarter 2002. Archstone-Smith’s first quarter results include the gain from the sale of an apartment community by Ameriton, which contributed approximately $0.02 per share to the company’s EPS and FFO per share.

Archstone-Smith’s first quarter same-store revenues decreased 1.9% compared with the same period last year; and first quarter same-store net operating income (NOI) decreased 3.9%. First quarter same-store expenses increased 2.1% over the same period last year, driven principally by higher snow removal and utility costs related to the harsh winter in Washington, D.C. and the Northeast. Sequentially, first quarter same-store revenues were flat and NOI increased 1.1% over the fourth quarter of 2002.

Year to date through May 1, 2003, Archstone-Smith has completed $190.8 million of dispositions at an average capitalization rate of 7.1%, which produced aggregate gross gains of $35.9 million. This disposition volume included the sale of nine communities, representing an average unleveraged IRR of 13.6%.

“The current economic environment offers very attractive capitalization rates and provides outstanding opportunities for us to further our long-term investment strategy of redeploying capital into investments with better fundamentals for growth and long-term value creation,” said Charles E. Mueller, chief financial officer. “We are proud of our strong investment track record, which has consistently produced significant gains and very attractive unleveraged IRRs. In order to help investors better understand our investment performance, we will report our unleveraged IRR on dispositions going forward.”

Archstone-Smith Promotes Al Neely to Chief Development Officer

In April, Archstone-Smith promoted Al Neely to the position of chief development officer, where he will have overall responsibility for development activity across the company’s national portfolio. Mr. Neely joined Charles E. Smith Residential in 1989, and has guided the development and repositioning of 16 high-rise apartment communities encompassing over 12,000 units, including urban in-fill development and mixed-use projects. During his 30-year career, Mr. Neely has been responsible for the development and redevelopment of over $2 billion of real estate, including over 16 million square feet in five major metropolitan areas across the country.

“Archstone-Smith has created tremendous value for our shareholders through the development of approximately $2.3 billion of new apartments in strategic locations throughout the country during the last seven years. Centralizing this function under a strong, experienced leader will allow us to further strengthen this foundational element of our company,” said J. Lindsay Freeman, chief operating officer. “Al’s exceptional leadership skills, sound judgment and investment acumen make him an excellent choice for this position.”

Archstone-Smith is one of the nation’s leading owners, operators, developers and acquirers of apartments, with an irreplaceable portfolio of garden-style and high-rise apartment communities in protected locations in major metropolitan areas across the country. This year, the company debuted at 994 on the Fortune 1000 list, and ranked 348 on the Forbes Super500 list. With a current total market capitalization of approximately $9.3 billion, Archstone-Smith owns or has an ownership position in 283 apartment communities, representing 99,408 apartment units, including 2,501 wholly-owned units under construction, as of March 31, 2003.

Notes:

(1)	Defined as net sales proceeds less the gross investment basis of the asset (before accumulated depreciation and provisions for possible losses on real estate investments). Joint venture gain/loss deferrals required under GAAP have also been excluded. See page 5 of the accompanying financial supplement for a reconciliation of GAAP gains to gross gains/losses and page 4 for a reconciliation of net earnings to FFO and FFO with gains/losses.

(2)	Represents per share amounts as historically reported. See page 12 of the accompanying financial supplement for a reconciliation of net earnings to FFO and FFO with gains/losses and a presentation of per share amounts as historically reported to the per share amounts recalculated to conform with the current NAREIT White Paper definition (as amended in April 2002) and current GAAP pronouncements.

(3)	FFO per share as reported, including gross gains/losses as defined in footnote (1).

(4)	Net earnings per share amount includes a $71.7 million charge resulting from the purchase of the company’s REIT and property managers during 1997.

Archstone-Smith’s archived press releases are available on its web site at www.archstonesmith.com or may be obtained by calling (800) 982-9293.

In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2002 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

First Quarter 2003

Financial Highlights

In thousands, except per share amounts and percentages

	Three Months Ended
	March 31,

	2003	2002	% Change

Operating Performance
Net Earnings Attributable to Common Shares — Diluted	$83,506	$50,432	65.6%
Per Share Results:
Net Earnings	$0.43	$0.29	48.3%
Funds from Operations(1)	$0.48	$0.52	(7.7)%
Funds from Operations with Gains/Losses(2)	$0.63	$0.51	23.5%
Cash Distributions per Common Share	$0.4275	$0.4250	0.6%

	March 31,	December 31,
	2003	2002

Financial Position
Assets
Real Estate Investments Before Depreciation	$8,784,599	$8,838,821
Total Assets	$8,844,490	$8,855,068
Book Capitalization
Long Term Debt	$3,680,570	$3,736,930
Total Debt	$4,090,180	$4,102,508
Long Term Undepreciated Book Capitalization	$8,791,745	$8,699,824
Total Undepreciated Book Capitalization	$9,201,355	$9,065,402
Long Term Debt/Long Term Undepreciated Book Capitalization	41.9%	43.0%
Total Debt/Total Undepreciated Book Capitalization	44.5%	45.3%
Equity Market Capitalization(3)
Common Shares and Units	$4,548,377	$4,833,421
Convertible Preferred Shares	$259,032	$275,449
Perpetual Preferred Shares and Units	$164,044	$164,646

Total Equity Market Capitalization	$4,971,453	$5,273,516

Total Market Capitalization(4)	$9,061,633	$9,376,024

NOTES

(1)  Funds from Operations (FFO) is calculated in accordance with the FFO definition from NAREIT’s October 1999 White Paper (as amended in April 2002). We acknowledge that FFO is a recognized measure of performance by the REIT industry because it excludes the assumption that the value of real estate diminishes predictably over time. See page 4 for a reconciliation of Net Earnings to FFO.

(2)  Calculated as FFO plus Gross Gains/Losses from the disposition of real estate investments. Gross Gains/Losses from the disposition of real estate investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation and provisions for possible loss on real estate investments. Joint venture gain/loss deferrals required under GAAP have also been excluded. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses from the disposition of real estate investments demonstrates the result of our investment activity. See page 4 for a reconciliation of Net Earnings to FFO with Gains/Losses.

(3)  Reflects the market capitalization based on the closing share price on the last trading day of the period for publicly traded securities and liquidation value of private securities. See detailed market capitalization calculation on page 11.

(4)  Represents the book value of Total Debt plus Total Equity Market Capitalization.

First Quarter 2003

Statements of Earnings

In thousands, except per share amounts

	Three Months Ended
	March 31,

	2003	2002

Revenues:
Rental Revenues	$234,118	$228,529
Income from Unconsolidated Entities(1)	5,350	4,776
Other Income	7,164	1,509

	246,632	234,814

Expenses:
Rental Expenses	60,750	57,210
Real Estate Taxes	23,193	21,549
Depreciation on Real Estate Investments	48,014	42,572
Interest	49,136	41,434
General and Administrative	12,182	9,885
Other Expense	2,063	1,812

	195,338	174,462

Earnings from Operations	51,294	60,352
Plus: Gains on Disposition of Real Estate Investments, net(2)	—	1,281
Less:
Minority Interest — Perpetual Preferred Units	1,316	1,567
Minority Interest — Convertible Operating Trust Units	5,214	6,770

Net Earnings before Discontinued Operations	44,764	53,296
Plus: Net Earnings from Discontinued Operations(3)	40,744	5,840

Net Earnings	85,508	59,136
Less: Preferred Share Dividends	7,042	8,759

Net Earnings Attributable to Common Shares — Basic	78,466	50,377
Add Back (dilutive securities only):
Minority Interest	29	55
Convertible Preferred Share Dividends	5,011	—

Net Earnings Attributable to Common Shares — Diluted	$83,506	$50,432

Diluted Weighted Average Common Shares Outstanding — Net Earnings	193,546	176,659

Diluted Earnings per Common Share(4)	$0.43	$0.29

Funds From Operations Reconciliation
Net Earnings Attributable to Common Shares — Diluted	$83,506	$50,432
Depreciation on Real Estate Investments	50,237	47,279
Depreciation on Real Estate Investments — Unconsolidated Entities	2,527	2,139
Gains on Disposition of Real Estate Investments and Provision for Possible Loss	(41,022)	(1,281)
Convertible Preferred Share Dividends	—	5,658
Minority Interest	(1,448)	(5,490)

Funds From Operations Attributable to Common Shares — Diluted	93,800	98,737
Gross Gains (Losses) from the Disposition of Real Estate Investments(5)	31,371	(1,656)
Minority Interest	(3,653)	193

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted	$121,518	$97,274

Diluted Weighted Average Common Shares Outstanding — Net Earnings	193,546	176,659
Assumed Conversion of Preferred Shares into Common Shares	—	14,190

Diluted Weighted Average Common Shares Outstanding — FFO and FFO with Gains/Losses	193,546	190,849

Per Share Amounts
Funds From Operations — Diluted(4)	$0.48	$0.52

Funds From Operations with Gains/Losses — Diluted(4)	$0.63	$0.51

Quarterly Cash Distributions per Common Share	$0.4275	$0.4250

See notes on following page.

First Quarter 2003

Statements of Earnings (continued)

In thousands, except per share amounts

     NOTES

     (1)  Reflects our proportionate share of earnings in the following entities:

	Three Months Ended
	March 31,

	2003	2002

Ameriton Properties Incorporated (API)(a)	$4,089	$1,373
Real Estate Joint Ventures	1,435	2,167
Consolidated Engineering Services(b)	—	1,220
Smith Management Construction(c)	(174)	16

Income from Unconsolidated Entities	$5,350	$4,776

(a) The following reflects API’s contribution to FFO:
FFO excluding net gains on disposition of operating communities	$1,493	$2,707
Gains on disposition of operating communities	3,860	—

Total FFO contribution from API	5,353	2,707
Depreciation on real estate investments	(1,264)	(1,334)

Total earnings contribution from API	$4,089	$1,373

(b)	Consolidated Engineering Services was sold to a third party in December 2002.

(c)	Smith Management Construction was sold to members of its management team in February 2003. In accordance with GAAP, we will not recognize the divestiture until our responsibilities for certain performance guarantees expire and we collect sufficient amounts of principal under the notes receivable.

(2) Represents properties sold during the three months ended March 31, 2002, that were not subject to SFAS 144.

(3) In accordance with SFAS 144, reflects net earnings from real estate investments designated as held for sale during the three months ended March 31, 2003, including net gains (losses) on any of these communities actually sold.

	Three Months Ended
	March 31,

	2003	2002

Composition of Net Earnings from Discontinued Operations:
Rental Revenues	$21,706	$31,516
Rental Expenses	(6,822)	(9,517)
Real Estate Taxes	(2,532)	(3,120)
Depreciation on Real Estate Investments	(2,223)	(4,707)
Interest	(4,677)	(7,493)
Provision for Possible Loss on Real Estate Investments	(3,714)	—
Allocation of Minority Interest	(5,730)	(839)
Gains on Disposition of Real Estate Investments, net	44,736	—

Net Earnings from Discontinued Apartment Communities	$40,744	$5,840

(4) The REIT (Archstone-Smith Trust) currently owns approximately 87.8% of the Operating Trust (Archstone-Smith Operating Trust) and common unitholders own the remaining 12.2% interest in the Operating Trust. Per share amounts for each period presented will always be the same for the REIT and the Operating Trust, as both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Trust units.

(5) The following is a reconciliation of GAAP Gains/Losses from the Disposition of Real Estate Investments to Gross Gains/Losses from the Disposition of Real Estate Investments (see page 3 for a definition of Gross Gains/Losses):

	Three Months Ended
	March 31,

	2003	2002

GAAP Gains (Losses) from the Disposition of Real Estate Investments	$44,736	$1,281
Less: Accumulated Depreciation	(13,365)	(2,937)

Gross Gains (Losses) from the Disposition of Real Estate Investments	$31,371	$(1,656)

First Quarter 2003

Balance Sheets

In thousands

	March 31,	December 31,
	2003	2002

Assets
Real Estate	$8,784,599	$8,838,821
Less: Accumulated Depreciation	608,027	571,247

	8,176,572	8,267,574
Investments In and Advances to Unconsolidated Entities(1)	391,684	346,946

Net Investments	8,568,256	8,614,520
Cash and Cash Equivalents	14,041	12,846
Restricted Cash in Tax-Deferred Exchange Escrow	48	—
Other Assets	262,145	227,702

Total Assets	$8,844,490	$8,855,068

Liabilities and Shareholders’ Equity
Liabilities:
Unsecured Credit Facilities	$409,610	$365,578
Long Term Unsecured Debt	1,752,222	1,776,103
Mortgages Payable	1,928,348	1,960,827
Dividends Payable	3,808	81,228
Payables, Accrued Expenses and Other Liabilities	247,354	279,685

Total Liabilities	4,341,342	4,463,421
Minority Interest:
Series E, F and G Perpetual Preferred Units	61,180	61,180
Operating Trust Units	508,247	486,649

	569,427	547,829
Shareholders’ Equity:
Series A, H, K and L Convertible Preferred Shares	194,666	194,671
Series D and I Cumulative Perpetual Preferred Shares	99,183	99,370
Common Shares, $0.01 Par Value	1,819	1,807
Additional Paid-In Capital and Other Comprehensive Loss	3,696,168	3,684,126
Distributions in Excess of Net Earnings	(58,115)	(136,156)

Total Shareholders’ Equity	3,933,721	3,843,818
Total Liabilities and Shareholders’ Equity	$8,844,490	$8,855,068

    NOTE

(1) Reflects the investments in and advances to the following unconsolidated entities:

	March 31,	December 31,
	2003	2002

Ameriton Properties Incorporated	$340,267	$292,043
Real Estate Joint Ventures	51,417	54,903

Investment In and Advances to Unconsolidated Entities	$391,684	$346,946

First Quarter 2003

Operating Performance Summary(1)

		Operating
	Revenue	Expense	Net Operating
	Growth/	Growth/	Income Growth/
	(Decline)	(Decline)	(Decline)(2)

	Q1 2003 vs.	Q1 2003 vs.	Q1 2003 vs.
	Q1 2002	Q1 2002	Q1 2002

1/1/02 Same Store Communities:
Garden Communities	(2.2)%	1.6%	(4.0)%
High-Rise Properties	(1.2)%	3.1%	(3.6)%
Total Portfolio	(1.9)%	2.1%	(3.9)%

	Average Physical Occupancy		Property Operating Margin(4)		Potential Effective Rent Per Unit(5)

	Q1 2003(3)	Q1 2002	Q1 2003	Q1 2002	Q1 2003	Q1 2002

1/1/02 Same Store Communities:
Garden Communities	95.1%	94.8%	66.4%	67.6%	$1,000	$1,027
High-Rise Properties	93.7%	95.2%	62.6%	64.2%	$1,445	$1,437
Total Portfolio	94.8%	94.9%	65.2%	66.6%	$1,103	$1,122

	Revenue
	Growth/
	(Decline)	Average Physical Occupancy

	Q1 2003	Q1 2003	Q1 2002

Core Markets:
Greater Washington D.C. Metropolitan Area	1.4%	95.7%	96.3%
Southern California	2.5%	96.5%	96.7%
San Francisco Bay Area, California	(9.1)%	95.5%	95.7%
Chicago, Illinois	(7.3)%	89.8%	90.7%
Southeast Florida	2.4%	95.3%	95.2%
Boston, Massachusetts	(3.1)%	96.7%	94.2%
Seattle, Washington	(6.1)%	95.2%	94.3%

Total Core Markets:	(1.4)%	95.0%	95.3%

NOTES

(1)  Same Store Communities: Represents 185 apartment communities (64,523 units) that were fully operational during the entire three months ended March 31, 2003 and 2002, respectively. Excludes 20 apartment communities (9,529 units) which were not eligible for inclusion due to (i) recent acquisition or development; (ii) major redevelopment; or (iii) a significant number of non-operational units (fires, floods, etc.).

(2)  Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing year-to-year property performance. The following is a reconciliation of Same Store NOI to Earnings from Operations:

	Three Months Ended March 31,

	2003	2002

Same Store NOI	$140,155	$145,829
Non-Same Store NOI	22,372	22,820
NOI classified as discontinued operations	(12,352)	(18,879)

Net Operating Income	150,175	149,770
Income from Unconsolidated Entities	5,350	4,776
Other Income	7,164	1,509
Depreciation on Real Estate Investments	(48,014)	(42,572)
Interest Expense	(49,136)	(41,434)
General and Administrative Expense	(12,182)	(9,885)
Other Expense	(2,063)	(1,812)

Earnings from Operations	$51,294	$60,352

(3)  The average physical occupancy for the entire operating portfolio, including non-same store communities, was 94.5% for Q1 2003.

(4)  Property Operating Margin: Rental revenues less operating expenses, divided by rental revenues.

(5)  Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs. The effective rent per unit (weighted by units) for the entire operating portfolio during the first quarter of 2003 was $1,011 for the garden communities, $1,408 for the high-rise communities and $1,124 for the total portfolio.

First Quarter 2003

Geographic Distribution at March 31, 2003(1)

Core Markets

Greater Washington D.C. Metropolitan Area	35.8%
Southern California	13.2%
San Francisco Bay Area, California	9.2%
Chicago, Illinois	8.2%
Southeast Florida	6.2%
Boston, Massachusetts	4.8%
Seattle, Washington	3.5%
New York City Metropolitan Area	2.6%

Total	83.5%

Geographic Distribution by Market

West Division (Garden)
Southern California	13.2%
San Francisco Bay Area, California	9.2%
Seattle, Washington	3.5%
Phoenix, Arizona	1.8%
Other(2)	2.6%

West Division Total	30.3%

East Division (Garden)
Greater Washington D.C. Metropolitan Area	15.0%
Chicago, Illinois	3.4%
Boston, Massachusetts	3.2%
Atlanta, Georgia	3.1%
Denver, Colorado	2.5%
Southeast Florida	1.8%
Raleigh, North Carolina	1.4%
Dallas, Texas	1.2%
Houston, Texas	1.2%
New York City Metropolitan Area	0.3%
Other(2)	2.7%

East Division Total	35.8%

Charles E. Smith Division (High-Rise)
Greater Washington D.C. Metropolitan Area	20.8%
Chicago, Illinois	4.8%
Southeast Florida	4.4%
New York City Metropolitan Area	2.3%
Boston, Massachusetts	1.6%

Charles E. Smith Division Total	33.9%

Total All Markets	100.0%

NOTES

(1)  Based on NOI for the three months ended March 31, 2003, excluding amounts associated with dispositions that closed during the current quarter.

(2)  Includes markets that represent less than 1.0% of NOI.

First Quarter 2003

Investment Summary

Dollar amounts in thousands, except cost per unit amounts

Operating Apartment Communities	Q1 2003

Garden:
Communities	156
Units	52,991
Total Investment(1)	$4,936,889
Cost per Unit	$93,165

High-Rise:
Communities	49
Units	21,061
Total Investment(1)	$3,530,464
Cost per Unit	$167,630

Total Portfolio:
Communities	205
Units	74,052
Total Investment(1)	$8,467,353
Cost per Unit	$114,343

Total Portfolio Capital Expenditures — Cost per Unit	Q1 2003

Acquisition Related Expenditures	$27
Redevelopment Expenditures	$110
Recurring Capital Expenditures	$73

Apartment Acquisitions

Communities	—
Units	—
Total Investment(1)	—
Cost per Unit	—

Apartment Dispositions

Communities	6
Units	1,641
Gross Sales Proceeds	$131,850
GAAP Gains	$44,736
Gross Gains(2)	$31,371
Unleveraged IRR(3)	14.7%

NOTES

(1)  For development communities, represents the total expected investment at completion. For operating communities, represents total investment plus planned capital expenditures.

(2)  See page 3 for a definition of Gross Gains/Losses from the disposition of real estate investments. See footnote 5 on page 5 for a reconciliation of GAAP Gains/Losses from the disposition of real estate investments to Gross Gains/Losses from the disposition of real estate investments.

(3)  The unleveraged IRR represents the cash rate of return generated over the investment holding period on Archstone-Smith’s invested capital.

First Quarter 2003

Development Summary

Dollar amounts in thousands, except unit and cost per unit amounts

First Quarter Summary	Q1 2003

Starts During Period
Communities	3
Units	712
Total Investment(1)	$134,941
Total Cost Per Unit	$189,524
Completions During Period
Communities	—
Units	—
Total Investment(1)	—
Total Cost Per Unit	—
Stabilizations During Period(2)
Communities	—
Units	—
Total Investment(1)	—
Total Cost Per Unit	—
Under Construction at End of Period
Communities	10
Units	2,501
Total Investment(1)	$536,037
Total Cost Per Unit	$214,329
Investment to Date	$333,752
In Planning at End of Period
Communities	9
Units	3,527
Total Investment(1)	$865,714
Total Cost Per Unit	$245,453
Investment to Date	$78,296

					Actual or	Expected
	Number of	Investment at	Total		Expected Date	Stabilization
Development Pipeline	Units	3/31/03	Investment(1)	Start Date	for First Units(3)	Date	% Leased(4)

West Division (Garden)
Los Angeles County, California
Archstone Playa Del Rey(5)	354	$71,923	$94,556	Q2/01	Q3/03	Q1/05	N/A
Archstone Pasadena	120	15,414	30,528	Q3/02	Q2/04	Q4/04	N/A
Archstone Westside	204	24,954	57,551	Q4/02	Q2/04	Q1/05	N/A

	678	112,291	182,635
Ventura County, California
Archstone Camarillo	165	21,323	27,596	Q1/02	Q3/03	Q1/04	N/A
Carlsbad, California
Kelly Ranch	451	23,963	77,751	Q1/03	Q1/04	Q3/05	N/A
Seattle, Washington
Redmond Hills II	108	9,111	12,780	Q3/02	Q3/03	Q2/04	N/A

Total West Division	1,402	166,688	300,762

East Division (Garden)
Denver, Colorado
Archstone Riverfront Park	273	43,754	46,655	Q3/01	Q1/03	Q4/03	42.1%
Boston, Massachusetts
Archstone Watertown	134	11,353	37,633	Q4/02	Q1/04	Q4/04	N/A

Total East Division	407	55,107	84,288

Charles E. Smith Division (High-Rise)
Chicago, Illinois
Park Millenium	480	110,264	112,017	Q2/00	Q2/02	Q4/03	62.3%
Washington, D.C.
Lofts at Crystal Towers	212	1,693	38,970	Q1/03	Q4/04	Q4/05	N/A

Total Charles E. Smith Division	692	111,957	150,987

Total Communities Under Construction	2,501	$333,752	$536,037

NOTES

(1)  For development and in planning communities, represents the total expected investment at completion. For operating communities, represents total expected investment plus planned capital expenditures.

(2)  Stabilizations During Period: Completed development communities achieving approximately 93% occupancy.

(3)  Represents the quarter that the first completed units were occupied (or are expected to be occupied).

(4)  The percentage leased is based on leased units divided by total number of units in the communities (completed and under construction) as of March 31, 2003. “N/A” is shown where Lease-Up has not yet commenced. Archstone-Smith begins leasing units prior to completion of the entire community.

(5)  A second phase for Playa Del Rey commenced during the first quarter of 2003 and is reflected in the number of units, investment at March 31, 2003, and expected stabilization date.

First Quarter 2003

Capitalization Summary

In thousands, except per share amounts

Preferred Shares and Units

	Shares/Units		Annual
	Outstanding at	Liquidation	Dividend Per	Redemption	Conversion
Description	March 31, 2003	Preference	Share	Date(1)	Ratio

Convertible Preferred Shares:
Series A Preferred Shares Series H Preferred Shares(2) Series K Preferred Shares Series L Preferred Shares	2,927 2,640 667 641	$25.00 27.08 37.50 39.00	$2.30 3.38 3.38 3.38	November 2003 May 2003 October 2004 November 2005	1 : 1.3469 1 : 1.975 1 : 1.975 1 : 1.975
Perpetual Preferred Shares and Units:
Series D Preferred Shares Series E Preferred Units Series F Preferred Units Series G Preferred Units Series I Preferred Shares	1,967 1,120 800 600 0.5	25.00 25.00 25.00 25.00 $100,000	2.19 2.09 2.03 2.16 $7,660	August 2004 August 2004 September 2004 March 2005 February 2028	N/A N/A N/A N/A N/A

	March 31,	December 31,
Market Capitalization	2003	2002

Common Shares and Units:
Common Shares (public)	181,852	180,706
Convertible Operating Trust Units	25,269	24,622

Total Common Shares and Operating Partnership Units	207,121	205,328
Closing Share Price	$21.96	$23.54

Market Capitalization of Common Shares and Units	$4,548,377	$4,833,421

Convertible Preferred Shares:
Series A Convertible Preferred Shares (public)	2,927	2,927
Closing Share Price	$30.00	$31.40

Market Capitalization of Series A Preferred Shares	$87,810	$91,908

Series H, K and L Convertible Preferred Shares (private)	7,797	7,797
Closing Common Share Price (convertible into common shares)	$21.96	$23.54

Market Capitalization of Series H, K and L Preferred Shares	$171,222	$183,541

Market Capitalization of Convertible Preferred Shares	$259,032	$275,449

Perpetual Preferred Shares and Units:
Series D Perpetual Preferred Shares (public)	1,967	1,975
Closing Share Price	$25.95	$26.15

Market Capitalization of Series D Perpetual Preferred Shares	$51,044	$51,646

Liquidation Value of Series E, F, G and I Perpetual Preferred Units and Shares (private)	$113,000	$113,000

Market Capitalization of Perpetual Preferred Shares and Units	$164,044	$164,646

Total Equity Market Capitalization	$4,971,453	$5,273,516

Book Value of Total Debt	$4,090,180	$4,102,508
Total Market Capitalization	$9,061,633	$9,376,024

Fully Converted Shares(3)	219,282	217,752

Debt Maturity Schedule — Long Term Debt

		Mortgages Payable

	Long Term	Regularly Scheduled	Final			Maturities as a %
	Unsecured	Principal	Maturities and		Effective	of Total Market
	Debt	Amortization	Other	Total	Interest Rate(4)	Capitalization

2003	$152,500	$9,125	$8,079	$169,704	7.2%	1.9%
2004	51,250	13,850	37,877	102,977	6.3%	1.1%
2005	251,250	14,946	10,061	276,257	8.0%	3.0%
2006	51,250	15,043	277,364	343,657	6.0%	3.8%
2007	386,250	15,559	119,151	520,960	5.3%	5.8%
Thereafter	859,722	229,338	1,177,955	2,267,015	6.2%	25.0%

Total	$1,752,222	$297,861	$1,630,487	$3,680,570	6.2%	40.6%

NOTES

(1)  Securities are redeemable at the option of Archstone-Smith, not the holder, beginning in the month noted.

(2)  The company intends to redeem its Series H Preferred Shares in May 2003.

(3)  Represents total Common Shares, outstanding and assumed conversion of convertible Preferred Shares, incremental stock options using the treasury stock method and operating partnership units as of the end of the period.

(4)  Represents the weighted average effective interest rate of all debt maturing in the respective year.

First Quarter 2003

Reconciliation Summary

In thousands, except per share amounts

The following is a reconciliation of Diluted Net Earnings to Diluted FFO and Diluted FFO with Gains/Losses:

	1997	1998	1999	2000	2001	2002

Net Earnings Attributable to Common Shares — Diluted	$53,534	$186,999	$204,526	$244,625	$246,889	$283,078
Depreciation on Real Estate Investments	52,893	96,337	132,437	143,694	132,126	199,971
Depreciation on Real Estate Investments — Unconsolidated Entities	—	—	—	—	8,398	12,112
Gains on Disposition of Real Estate Investments and Provisions for Possible Loss	(45,232)	(60,831)	(62,343)	(87,871)	(97,563)	(106,273)
Gains on Disposition of Real Estate from Unconsolidated Entities	—	—	—	—	(1,879)	(6,482)
Prepayment Penalties (net of minority interest)	—	1,497	1,113	911	2,230	30,155
Non-recurring Items	71,707	2,193	—	—	—	—
Convertible Preferred Share Dividends	9,934	—	8,206	—	—	22,289
Minority Interest and Other	(1,281)	(1,307)	1,728	2,544	(1,226)	(11,523)

Funds From Operations — Diluted (as reported)	141,555	224,888	285,667	303,903	288,975	423,327
Gross Gains from Disposition(1)	25,735	45,272	24,131	27,764	21,398	73,478
Minority Interest	—	—	—	—	(641)	(8,476)

Funds From Operations with Gains/Losses — Diluted (based on reported amounts)	$167,290	$270,160	$309,798	$331,667	$309,732	$488,329

Diluted Weighted Average Shares Outstanding — Earnings per Share	81,908	125,825	139,829	137,730	137,832	178,780
Assumed Conversion of Preferred Shares into Common Shares	8,322	—	5,509	—	—	12,547
Minority Interest	—	—	749	—	—	580

Diluted Weighted Average Shares Outstanding — FFO and FFO with Gains/Losses (as reported)	90,230	125,825	146,087	137,730	137,832	191,907

Net Earnings per Share	$0.65	$1.49	$1.46	$1.78	$1.79	$1.58
FFO per Share (as reported)	$1.57	$1.79	$1.96	$2.21	$2.10	$2.21
FFO with Gains/Losses per Share (based on reported amounts)	$1.85	$2.15	$2.12	$2.41	$2.25	$2.54

The following is a reconciliation of historically reported FFO to what would have been reported under the current NAREIT White Paper definition and current GAAP pronouncements:

Funds From Operations — Diluted (as reported)	$141,555	$224,888	$285,667	$303,903	$288,975	$423,327
Prepayment Penalties Not Related to a Disposition (net of minority interest)	—	(1,497)	(1,113)	(911)	(2,230)	(26,879)
Non-recurring Items	(71,707)	(2,193)	—	—	—	—
Convertible Preferred Share Dividends	(9,934)	—	—	—	—	—
Minority Interest	—	645	—	—	—	—

Funds From Operations — Diluted (updated)(2)	59,914	221,843	284,554	302,992	286,745	396,448
Gross Gains from Disposition(1)	25,735	45,272	24,131	27,764	21,398	73,478
Minority Interest	—	—	—	—	(641)	(8,476)

Funds From Operations with Gains/Losses — Diluted (updated)(2)	$85,649	$267,115	$308,685	$330,756	$307,502	$461,450

Diluted Weighted Average Shares Outstanding — FFO and FFO with Gains/Losses (as reported)	90,230	125,825	146,087	137,730	137,832	191,907
Assumed Conversion of Preferred Shares into Common Shares	(8,322)	—	—	—	—	—
Minority Interest	—	—	—	—	—	—

Diluted Weighted Average Shares Outstanding — FFO and FFO with Gains/Losses (updated)	81,908	125,825	146,087	137,730	137,832	191,907

FFO per Share (updated)	$0.73	$1.76	$1.95	$2.20	$2.08	$2.07
FFO with Gains/Losses per Share (updated)	$1.05	$2.12	$2.11	$2.40	$2.23	$2.40

NOTES

(1) Reconciliation of GAAP Gains to Gross Gains:

GAAP Gains on Disposition of Investments, net	$48,232	$65,531	$62,093	$93,071	$100,273	$108,884
Less:
Accumulated Depreciation(a)	(20,997)	(20,259)	(37,230)	(64,907)	(71,365)	(35,406)
Provisions for Possible Loss on Real Estate Investments and Other	(1,500)	—	(732)	(400)	(7,510)	—

Gross Gains on Disposition of Investments	$25,735	$45,272	$24,131	$27,764	$21,398	$73,478

(a) Excludes accumulated depreciation associated with the deferred portion of gains/losses on properties sold to joint ventures.

(2)  Updated amounts have been recalculated to conform with the current NAREIT White Paper definition (as amended in April 2002) and current GAAP pronouncements.